UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2009

MERISEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

	127 W. 30th Street, 5th Floor	10001
	New York, NY	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry Into a Material Definitive Agreement

On September 30, 2009, Merisel, Inc. (the “Company”) and certain of its subsidiaries entered into the Amended and Restated Credit Agreement, dated September 30, 2009, among Color Edge LLC, Color Edge Visual LLC and Crush Creative LLC, as borrowers, the Company, Merisel Americas, Inc. (“Merisel Americas”), and certain other affiliates of borrowers, as corporate guarantors, and Amalgamated Bank, as lender.  The Amended and Restated Credit Agreement amends and restates the Company’s existing Credit Agreement, dated March 1, 2005, among the parties thereto, as previously amended by Amendment No. 1 dated August 8, 2005, Amendment No. 2 dated February 27, 2008, and Amendment No. 3 dated March 26, 2009 (the “Existing Credit Agreement”).  In connection with the Amended and Restated Credit Agreement, the parties also entered into the Second Reaffirmation and Confirmation Agreement (Security Documents), dated September 30, 2009 (the “Reaffirmation”).

The Amended and Restated Credit Agreement and the Reaffirmation amend the Existing Credit Agreement, among other things, to (a) provide for a reduction of the existing working capital facility from $15,500,000 to $12,000,000; (b) extend the maturity of the credit facility from April 13, 2010 to August 31, 2011; (c) provide for an increase of the interest rate from base rate plus 1% to base rate plus 2.5%; (d) provide for the early retirement of the remaining balance of $200,000 of the existing term loan prior to its maturity on December 31, 2009; (e) eliminate the existing financial condition covenants and replace them with minimum tangible net worth of $15,500,000 at all times, and no EBITDA losses in any quarterly period; (f) amend the definition of “change of control;” (g) permit a one-time additional debt for capital expenditures of up to $1,800,000 in operating leases for new equipment; and (h) permit certain stock repurchase and reorganization transactions of up to $2,500,000.

All borrowings under the Amended and Restated Credit Agreement continue to be guaranteed by the Company, Merisel Americas, and each of their existing operating subsidiaries, as guarantors, and must be guaranteed by all future subsidiaries.  Subject to certain exceptions, the borrowings are secured by first priority lien on substantially all of the borrowers’ and guarantors’ properties and assets, as well as the properties and assets of the existing and future subsidiaries of the Company and Merisel Americas.

The description of the Amended and Restated Credit Agreement and the Reaffirmation is qualified in its entirety by their full text, which are attached hereto as Exhibit 10.1 and 10.2, and are incorporated herein by reference.

A copy of the Company’s press release dated October 5, 2009 announcing the execution of the Amended and Restated Credit Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)

99.1	Press Release of Merisel, Inc. dated October 5, 2009.

10.1
Amended and Restated Credit Agreement dated September 30, 2009, among Color Edge LLC, Color Edge Visual LLC and Crush Creative LLC, as borrowers, the Company, Merisel Americas, Inc. and certain other affiliates of borrowers, as corporate guarantors, and Amalgamated Bank, as lender.

10.2
Second Reaffirmation and Confirmation Agreement (Security Documents) dated September 30, 2009, among Color Edge LLC, Color Edge Visual LLC and Crush Creative LLC, as borrowers, the Company, Merisel Americas, Inc. and certain other affiliates of borrowers, as corporate guarantors, in favor of Amalgamated Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 5, 2009

Merisel, Inc.

By: /s/ Donald R. Uzzi
Donald R. Uzzi
Chairman, Chief Executive Officer and President

By: /s/ Victor L. Cisario
Victor L. Cisario
Chief Financial Officer